SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 24, 1998


                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        000-23173                    52-1973990
 (State or Other                  (Commission                 (IRS Employer
  Jurisdiction of                 File Number)               Identification No.)
  Incorporation)


         7500 Greenway Center Drive, Greenbelt, Maryland      20770
             (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (301) 486-0400

Item 2.  Acquisition or Disposition of Assets.

     The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated July 24, 1998 in connection with the acquisition of all of the outstanding capital stock (the "Acquisition") of OAO Services, Inc. ("Services"), hereby amends the Form 8-K filed with the Securities and Exchange Commission on August 7, 1998 to report the following items as set forth in the pages attached hereto.

Item 7.  Financial Statements and Pro Forma Financial Information.

a)   Financial Statements of Business Acquired.

     Independent Auditors' Report

     OAO Services, Inc. Balance Sheet as of June 30, 1998

     OAO Services, Inc. Statement of Operations for the nine months ended June 30, 1998

     OAO Services, Inc. Statement of Stockholders' Equity for the nine months ended June 30, 1998

     OAO Services, Inc. Statement of Cash Flows for the nine months ended June 30, 1998

     OAO Services, Inc. Notes to Financial Statements

b)   Pro Forma Financial Information.

     OAO Technology Solutions, Inc. pro forma balance sheet as of June 30, 1998 (unaudited)

     OAO Technology Solutions, Inc. pro forma statement of operations for the six months ended June 30, 1998 (unaudited)

     OAO Technology Solutions, Inc. pro forma statement of operations for the year ended December 31, 1997 (unaudited)

     Explanatory notes to the pro forma financial information

Financial Statements of Business Acquired

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   OAO Services, Inc.:

We have audited the accompanying balance sheet of OAO Services, Inc. (a majority owned subsidiary of OAO Corporation) as of June 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OAO Services, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, on July 24, 1998, all of the outstanding capital stock of the Company was acquired by OAO Technology Solutions, Inc.


September 1, 1998

OAO SERVICES, INC.
(A majority owned subsidiary of OAO Corporation)

BALANCE SHEET
JUNE 30, 1998
-------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
    Cash                                                                 $         --
    Accounts Receivable:
        Contracts:
            Billed, net of allowance for doubtful accounts of $225,000      3,859,607
            Unbilled                                                        6,388,661
                                                                         ------------
     Total Accounts Receivable                                             10,248,268
     Other Current Assets                                                      20,566
                                                                         ------------
            Total Current Assets                                           10,268,834

PROPERTY AND EQUIPMENT - Net                                                  180,078

OTHER ASSETS:
    Deposits and Other                                                         30,659
    Due From Parent                                                         2,312,005
                                                                         ------------
                                                                         $ 12,791,576
                                                                         ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Bank Overdraft                                                       $  1,126,643
    Accounts Payable                                                        7,128,771
    Accrued Expenses                                                        1,070,551
    Notes Payable                                                           3,465,611
                                                                         ------------
            Total Current Liabilities                                      12,791,576
                                                                         ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Capital stock, $.20 par value - 1,000 shares
        authorized, 500 shares issued and outstanding                             100
    Additional Paid-In Capital                                           $  1,871,670
    Accumulated Deficit                                                    (1,871,770)
                                                                         ------------
            Total Stockholders' Equity                                             --
                                                                         ------------
                                                                         $ 12,791,576
                                                                         ============

See Notes to Financial Statements.

OAO SERVICES, INC
(A majority owned subsidiary of OAO Corporation)

STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

Revenues                                                           $ 44,349,083

Direct Costs                                                         37,077,248
                                                                   ------------
     Gross Profit                                                     7,271,835

Sales, General and Administrative                                     6,948,181
                                                                   ------------
Income From Operations                                                  323,654

Interest Expense                                                       (349,728)
                                                                   ------------
Net Loss                                                           $    (26,074)
                                                                   ============


See Notes to Financial Statements.

OAO SERVICES, INC.
(A majority owned subsidiary of OAO Corporation)


STATEMENT OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED JUNE 30, 1998
---------------------------------------------------------------------------------------------------------------------

                                                 Common Stock         Additional                            Total
                                                ----------------       Paid-In         Accumulated      Stockholders'
                                                Shares   Amount        Capital           Deficit            Equity
BALANCE, SEPTEMBER, 30 1997                      500      $ 100      $ 5,114,342       $(1,845,696)      $ 3,268,746

    Net loss                                      --         --                            (26,074)         (26,074)

    Distribution to OAO Corporation               --         --       (3,242,672)                         (3,242,672)
                                               ----------------      -----------------------------       -----------
BALANCE, JUNE 30, 1998                           500      $ 100      $ 1,871,670       $(1,871,770)      $        --
                                               ================      =============================       ===========

See Notes to Financial Statements.

OAO SERVICES, INC.
(A majority owned subsidiary of OAO Corporation)

STATEMENT OF CASH FLOWS
NINE MONTHS ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                        $   (26,074)
    Adjustments to reconcile net loss to cash flows
        used in operating activities:
        Depreciation and amortization                                    69,861
        Provision for doubtful accounts                                 225,000
    Changes in assets and liabilities:
        Accounts receivable                                            (880,904)
        Due from Parent                                              (1,554,976)
        Deposits and other                                              (24,468)
        Bank overdraft                                                1,126,643
        Accounts payable                                             (2,889,557)
        Accrued expenses                                                506,595
                                                                    -----------
            Net cash used in operating activities                    (3,447,880)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Expenditures for property and equipment                             (17,731)
                                                                    -----------
            Net cash used in investment activities                      (17,731)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on line of credit, net                                 3,465,611
                                                                    -----------

            Net cash provided by financing activities                 3,465,611
                                                                    -----------
NET INCREASE (DECREASE) IN CASH                                              --

CASH, BEGINNING OF YEAR                                                      --
                                                                    -----------
CASH, END OF YEAR                                                   $        --
                                                                    ===========
SUPPLEMENTAL INFORMATION:

    Cash payments of interest                                       $   349,728
                                                                    ===========

See Notes to Financial Statements.

OAO SERVICES, INC.
(A majority owned subsidiary of OAO Corporation)

NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED JUNE 30, 1998
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business - OAO Services, Inc. (the "Company" or "OAO Services") is a 85% majority owned subsidiary of OAO Corporation ("OAOC") and provides a wide range of outsourced information technology services, serving as a National Technical Services supplier to International Business Machine ("IBM") and IBM Global Services. Additionally, OAO Services provides national customer support center services for IBM Global Services, as well as serving as a national supplier of Year 2000 personnel services to IBM.

     Revenue Recognition - The Company principally provides services under time and material contracts, primarily with IBM. Revenues under time-and-materials contracts are recorded at the contracted rates as the labor hours and other direct costs are incurred. Anticipated losses on all contracts are recognized as soon as they become known.

     Unbilled Receivables - Unbilled receivables consist primarily of amounts currently billable that have not yet been invoiced.

     Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided using accelerated depreciation methods over the estimated lives of the assets.

     Income Taxes - The Company is included in the consolidated Federal income tax return of OAOC. Federal and state income taxes are calculated on a separate return basis.

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     At June 30, 1998, there was a deferred tax asset of approximately $749,000 representing primarily the effect of net operating loss carryforwards generated on a stand alone basis since inception, which has been offset by a valuation allowance for the full amount. Since there is no tax sharing agreement between the Company and OAOC, the deferred tax asset would, more likely than not, not be realized on a stand alone basis.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk - The Company's largest customer accounted for approximately 99% of total revenues for the nine months ended June 30, 1998.

     New Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board issued SFAS No.'s 130 and 131, "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information", in February 1998 issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements

     No. 87, 88, and 106", and in June 1998, issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments and the related disclosures about products and services, geographic areas and major customers. SFAS No. 132 revised employers' disclosure about pension and other postretirement benefit plans. SFAS 133 establishes accounting and reporting standards for derivative instruments, and for hedging activities. The Company does not believe that the adoption of SFAS No.'s 130, 131, 132 and 133 will have a significant effect on the Company's financial statement presentation or disclosures, or on its earnings and financial position. SFAS No.'s 130, 131 and 132 are effective for financial statements with fiscal years beginning after December 15, 1997, and SFAS No 133 is effective for years beginning after June 15, 1999.

2.   ACCRUED EXPENSES

     Accrued expenses at June 30, 1998, consist of:

     Accrued salaries, bonuses, and other
         employee benefits                                         $797,257
     Payroll taxes and amounts withheld from employees              273,294
                                                                 ----------

                                                                 $1,070,551
                                                                 ==========

3.   FINANCING ARRANGEMENT AND LONG-TERM DEBT

     On June 22, 1998, OAO Corporation ("OAOC"), along with OAO Services, Inc. and SECON, Inc., both subsidaries of OAOC, (the "Borrowing Group") entered into an amended and restated financing agreement with Sanwa Business Credit Corporation ("Sanwa") increasing its available line of credit from $20,000,000 to $25,000,000, and providing a term loan of $5,000,000. This financing arrangement, which is jointly and severally guaranteed by collateral of the Borrowing Group, expires on May 8, 2000. Borrowings under the line of credit are limited up to 90% of all eligible billed receivables plus 50% of eligible unbilled receivables but not exceeding $2,000,000. Interest is charged at prime (8.5 % at June 30, 1998) plus 1.125%.

     At June 30, 1998, the agreed upon allocation of the debt allocated to OAO Services, based on its stand alone borrowing base as defined in the financing agreement was $3,465,611. Subsequent to June 30, 1998, as part of the acquisition of OAO Services, described in Note 6, this amount was repaid and the bank released the Company of any future liability with respect to the financing agreement.

4.   CONTINGENCIES

     The Company is involved in various litigation arising in the normal course of business. In management's opinion, the Company's ultimate liability or loss, if any, resulting from this litigation will not have a material adverse effect on the accompanying financial statements.

5.   RELATED PARTY TRANSACTIONS

     The Company and OAOT ("OAO Technology Solutions, Inc.") are related parties as a common group of shareholders hold a substantial ownership interest in both companies. During the nine months ended June 30, 1998, OAOT serves as a subcontractor on several contracts for the Company. Total direct expenses recorded under these contracts amounted to $1,723,124 for the nine months ended June 30, 1998. The Company had a payable of $831,000 due to OAOT as of June 30, 1998 which is included in accounts payable.

     In connection with the acquisition of the Company by OAOT, described in
     Note 6 to the financial statements, certain obligations to the Company from OAOC as of the date of the sale in the amount of $3,242,672 were forgiven by the Company and treated as a distribution to OAOC. This transaction has been reflected in the accompanying financial statements as a reduction in stockholders equity at June 30, 1998. OAOT has entered into a promissory note agreement with OAOC for the repayment of $2,547,000, together with interest at prime plus 2% on December 1, 1999. Of this amount, $2,312,005 was classified as due from parent in the June 30, 1998 financial statements. The majority shareholder of OAOC has personally guaranteed the repayment of this note and pledged 1,250,000 shares of OAOT common stock as security.

     The accompanying Statement of Operations includes the allocation of indirect costs from OAOC, primarily for rent and administrative costs, including accounting and human resource functions, totaling $2,068,158 for the nine months ended June 30, 1998, and has been included by the company in sales, general and administrative expenses. This allocation was based on the relative sales and labor costs of the Company as compared to the total sales and labor costs of OAOC, and is considered by management of the Company and OAOC to be reasonable.

6.   ACQUISITION BY OAO TECHNOLOGY SOLUTIONS, INC.

     On July 24, 1998, OAOT completed the acquisition of all of the outstanding capital stock of OAO Services pursuant to a Stock Purchase Agreement dated July 24, 1998, (the "Stock Purchase Agreement") among OAO Services, OAOT, OAOC and an individual shareholder (the individual shareholder together with OAOC, the "Stockholders"). The acquisition was effective as of July 1, 1998.

     Pursuant to the terms of the Stock Purchase Agreement, the purchase price payable by OAOT to the Stockholders in connection with the acquisition included (i) cash in the amount of $2,305,000, subject to certain purchase price adjustments, (ii) the payment by OAOT to Sanwa of $4,561,000 for the retirement of outstanding debt under a financing agreement described in
     Note 3 above (of this amount, $3,465,611 is a paydown of the portion of the debt allocated to the Company, with the remainder, being a payment of the balance allocated to OAOC), and (iii) earn-out payments to the Stockholders in amounts equal to 10% of the OAOT's Pre-Tax Profit, as defined in the Stock Purchase Agreement, in excess, if any, of $2,000,000, subject to increases as defined in the Stock Purchase Agreement, for the three years ending December 31, 1999, 2000 and 2001. The aggregate of all earn-out payments under the Stock Purchase Agreement will not exceed $5,000,000, and each earn-out payment will be payable by OAOT on the 90th business day after the OAOT receipt of its audited financial statements for the year for which such payment is to be made.

     Also on July 24, 1998, in connection with the acquisition of the Company, OAOT entered into an Administrative Services Agreement with OAOC, under which OAOC will provide OAO Services with administrative support services through the earlier of the date that OAOT determines, in its sole discretion, that it no longer requires such services, or December 31, 1998. In consideration for providing such services, OAOT will pay to OAOC $100,000 per month.

Pro Forma Financial Information

     The following unaudited pro forma financial information gives effect to the acquisition by OAO Technology Solutions, Inc. (the "Company") of all of the outstanding common stock (the "Acquisition") of OAO Services, Inc. ("Services"). The consideration to be paid pursuant to the Stock Purchase Agreement (the "Agreement") was $2.3 million in cash subject to purchase price adjustments based on guaranteed minimum levels of net equity of Services after elimination of intercompany receivables of Services due from OAO Corporation ("OAOC"), the majority selling shareholder, and after allocation of a portion of OAOC's debt to Services, which was to be retired at closing. At closing, approximately $5.7 million was paid to Sanwa Bank to retire the $3.5 million of debt allocated to Services and assumed by the Company, and $2.2 million of debt of OAOC. The final audited financial statements of Services resulted in an amount due from OAOC in excess of their portion of the cash purchase price of $352,000. This amount plus the $2.2 million of OAOC's debt paid by the Company at closing result in a total amount due from OAOC to the Company of $2.5 million. The Company has received a promissory note from OAOC for this amount bearing interest at prime plus 2% due December 1, 1999. The note is guaranteed by Cecile D. Barker ("Barker"), who is the Chairman of the Board of Directors and Chief Executive Officer of OAOC, holder of 95% of OAOC's outstanding shares of capital stock, the Vice Chairman of the Board of Directors of the Company, and owner of approximately 20% of the outstanding shares of common stock of the Company. As security on the note, Barker pledged approximately 1.3 million of his shares of the Company's stock, currently valued at approximately $5.0 million.

     The accompanying pro forma financial information assumes that the Acquisition was made as of June 30, 1998 for the unaudited pro forma balance sheet and as of January 1, 1997 for the unaudited pro forma statement of operations for the year ended December 31, 1997 and for the six months ended June 30, 1998. Pursuant to the Agreement, the Company will make future earn-out payments in amounts equal to 10% of the Company's Pre-Tax Profit (as defined in the Agreement) in excess, if any, of $2.0 million (which amount is subject to annual increases based on increases in the outstanding shares of common stock of the Company), for the three years ended December 31, 1999, 2000, and 2001. The aggregate of all earn-out payments under the Agreement will not exceed $5.0 million.

     Services, a nationwide provider of Information Technology ("IT") staffing augmentation services, supplies technically skilled personnel on a contract basis, and had revenues of approximately $29.3 million for the six months ended June 30, 1998. Substantially all of Services revenues have been derived from IBM Global Services. During the six months ended June 30, 1998 and the year ended December 31, 1997, the Company served as subcontractor on several contracts with Services. Total revenues recorded under these contracts amounted to $600,000 and $4.2 million, respectively. At June 30, 1998 the Company had $831,000 of receivables, which were due from Services which are included in billed accounts receivable.

     The acquisition has been accounted for under the purchase method of accounting. The purchase price has been allocated based on the fair values of the assets acquired and liabilities assumed as of the date of acquisition. The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and do not reflect any benefits from economies which might be achieved from the combined operations. In the opinion of management all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements. The unaudited pro forma balance sheet and statement of operations should be read in conjunction with the audited financial statements and notes thereto of the respective companies.

                OAO Technology Solutions, Inc., and Subsidiaries
                        Unaudited Pro Forma Balance Sheet
                             (Dollars in thousands)

                                                                                         As of June 30, 1998
                                                                 ------------------------------------------------------------------
                                                                  OAOTS         Services     Adjustments                  Pro Forma
                                                                  -----         --------     -----------                  ---------
ASSETS
Cash and cash equivalents                                        $ 17,589      $     --      $ (3,466)      (C)          $ 11,928
                                                                                               (2,195)      (A)
Accounts Receivable
     Billed                                                        11,598         3,859          (831)      (B)            14,626
     Unbilled                                                       4,040         6,389                                    10,429
                                                                 --------       -------                                  --------
                                                                   15,638        10,248                                    25,055
Other current assets                                                3,132            21          (345)      (A)             2,808
                                                                 --------       -------                                  --------
     Total current assets                                          36,359        10,269                                    39,791
Property and equipment, net                                         6,130           180                                     6,310
Deposits and other assets                                             395            31                                       426
Due from OAOC                                                          --         2,312           235       (A)             2,547
                                                                                                            (D)
Goodwill                                                            1,852            --         2,305       (A)             4,157
                                                                 --------       -------                                  --------
     Total assets                                                $ 44,736      $ 12,792                                  $ 53,231
                                                                 ========       =======                                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                      640         8,255          (831)      (B)             8,064
Notes payable                                                          --         3,466        (3,466)      (C)                --
Accrued expenses                                                    6,635         1,071                                     7,706
Other current liabilities                                             565            --                                       565
                                                                 --------       -------                                  --------
     Total current liabilities                                      7,840        12,792                                    16,335
Capital lease obligations, net of current portion
                                                                      791            --                                       791

Stockholders' Equity                                               36,105            --                                    36,105
                                                                 --------       -------                                  --------
     Total liabilities and stockholders' equity
                                                                 $ 44,736      $ 12,792                                  $ 53,231
                                                                 ========       =======                                  ========

                OAO Technology Solutions, Inc., and Subsidiaries
                  Unaudited Pro Forma Statements of Operations
                  (Dollars in thousands, except per share data)

                                                                           For the year ended December 31, 1997
                                                              -------------------------------------------------------------------
                                                                OAOTS        Services         Adjustments               Pro Forma
                                                                -----        --------         -----------               ---------
Revenues                                                        $84,666      $65,834             (4,200)      (E)        $146,300
Direct costs                                                     65,882       57,247             (4,200)      (E)         118,929
                                                             ----------      --------                                  ----------
Gross profit                                                     18,784        8,587                                       27,371

Selling, general and administrative                                                                 231       (F)
                                                                 13,551        8,037               (777)      (I)          21,042
                                                             ----------      --------                                  ----------
Income from operations                                            5,233          550                                        6,329
Interest expense, net                                               453          958               (187)      (G)           1,224
                                                             ----------      --------                                  ----------
Income before income taxes                                        4,780         (408)                                       5,105
Provision for income taxes                                        1,912         (171)               152       (H)           1,893
                                                             ----------      --------                                  ----------
Net income (loss)                                               $ 2,868      $  (237)                                     $ 3,212
                                                             ==========      ========                                  ==========
Net income per common share:
      Diluted                                                   $  0.26                                                   $  0.29
                                                             ==========                                                ==========
      Basic                                                     $  0.27                                                   $  0.30
                                                             ==========                                                ==========
Weighted average number of common shares outstanding:
      Diluted                                                11,202,171                                                11,202,171
                                                             ==========                                                ==========
      Basic                                                  10,598,130                                                10,598,130
                                                             ==========                                                ==========

                OAO Technology Solutions, Inc., and Subsidiaries
                  Unaudited Pro Forma Statements of Operations
                  (Dollars in thousands, except per share data)

                                                                         For the six months ended June 30, 1998
                                                         -----------------------------------------------------------------------
                                                             OAOTS             Services      Adjustments               Pro Forma
                                                             -----             --------      -----------               ---------
Revenues                                                     $43,346            $29,286          (600)      (E)     $     72,032
Direct costs                                                  36,733             24,195          (600)      (E)           60,328
                                                          ----------         ----------                               ----------
Gross profit                                                   6,613              5,091                                   11,704

Selling, general and administrative                                                               115       (F)
                                                              10,108              4,869          (800)      (I)           14,292
                                                          ----------         ----------                               ----------
Income from operations                                        (3,495)               222                                   (2,588)
Interest (income) expense, net                                  (381)               186          (215)      (G)             (410)
                                                          ----------         ----------                               ----------
Income before income taxes                                    (3,114)                36                                   (2,178)
Provision for income taxes                                    (1,080)                14           188       (H)             (878)
                                                          ----------         ----------                               ----------
Net (loss) income                                            $(2,034)           $    22                                  $(1,300)
                                                          ==========         ==========                               ==========
Net (loss) income per common share:
      Diluted                                                $ (0.12)                                                     $(0.08)
                                                          ==========                                                  ==========
      Basic                                                  $ (0.12)                                                     $(0.08)
                                                          ==========                                                  ==========
Weighted average number of common shares outstanding:
      Diluted                                             16,346,050                                                  16,346,050
                                                          ==========                                                  ==========
      Basic                                               16,346,050                                                  16,346,050
                                                          ==========                                                  ==========

Explanatory Notes to Pro Forma Financial Statements
(Dollars in Thousands)

A. On June 24, 1998, the Registrant purchased all the outstanding capital stock of OAO Services, Inc. for $2,305 as shown in the following table.

     Cash payment to Sanwa on behalf of OAO Corporation             $2,195
     Overpayment of cash to OAOC (note D)                             (235)
     Retirement of amounts owed to OAOT by a
       shareholder of Services in lieu of  cash payment                345
                                                                   -------
     Total purchase price                                           $2,305
                                                                   =======

     The purchase price was allocated to the net assets and liabilities acquired, based upon preliminary estimates of fair value as follows:

     Receivables                                                   $10,269
     Property and Equipment                                            180
     Due from Parent                                                 2,312
     Other Assets                                                       31
     Accounts Payable                                               (8,255)
     Accrued Expenses                                               (1,071)
     Note Payable                                                   (3,466)
     Goodwill                                                        2,305
                                                                  --------
     Purchase Price                                                 $2,305
                                                                  ========

B.   Elimination of intercompany accounts receivable and accounts payable.

C.   SANWA debt repaid at acquisition.

D. The following details the adjustment to the amount due from OAOC as a result of the acquisition

     Balance due from OAOC at 06/30/98                              $2,312
     Less: Purchase price allocated to OAOC per the Stock
         Purchase Agreement
                                                                    (1,960)
                                                                   -------
     Excess amount due from OAOC                                       352
     Actual cash payment to OAOC                                     2,195
                                                                   -------
     Post acquisition amount due from OAOC                          $2,547
                                                                   =======

     Change in amount due from OAOC                                   $235
                                                                   =======

E. Elimination of revenue recognized by OAOT, and expenses recognized by OAO Services for services provided by OAOT to OAO Services under subcontracting agreements.

F. In connection with the acquisition of OAO Services, OAOT recorded the amount of purchase price in excess of the fair value of net assets and liabilities of the OAO Services (based on preliminary estimates) acquired initially as goodwill. OAOT is amortizing this goodwill over a 10 year period on a straight line basis, as such, OAOT has recorded pro forma adjustments for amortization expense of $231 and $115, for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively.

G. The effect on interest includes the elimination of interest expense incurred by OAO Services for debt allocated to it by OAOC under the SANWA financing agreement and additional interest income earned on the $2.5 million note provided by OAOC to OAOT, offset by the interest expense incurred on the $5.7 million necessary to be borrowed by OAOT to purchase OAO Services in 1997 and the forgone interest income on the $5.7 million in 1998.

                                                                    Twelve months ended    Six months ended
                                                                      December 31, 1997     June 30, 1998
                                                                      -----------------     -------------
     Eliminate interest expense on OAO Services debt allocated to OAOC      $(507)            $(247)

     Add interest expense incurred on $5.7 million necessary to be
     borrowed by OAOT to purchase OAO Services                                570                --
     Forgone interest income on $5.7 million (assumes 5.5%)                    --               157
     Add interest income earned on the $2.5 million note provided
     by OAOC to OAOT                                                         (250)             (125)
                                                                            -----             -----
     Interest effect                                                        $(187)            $(215)
                                                                            =====             =====


H. Tax effect of proforma adjustments at a statutory (federal and state) income tax rate of 40% for the year ended December 31, 1997 and for the six months ended June 30, 1998.

I. Adjustment to eliminate the indirect costs allocated to OAO Services from OAOC, net of amounts related to an administrative services agreement entered into between OAO Services and OAOC for $100 per month shown below.

                                                        Twelve months         Six months
                                                            ended                ended
                                                       December 31, 1997     June 30, 1998
                                                       -----------------     -------------

     Indirect costs allocated to OAO Services by OAOC       $(1,977)           $(1,400)
     Costs under the administrative services agreement        1,200                600
                                                            -------            -------

     Net pro forma adjustment                                 $(777)             $(800)
                                                            =======            =======

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      OAO Technology Solutions, Inc.


Date: October 5, 1998                 By:/s/ Gregory A. Pratt
                                         -------------------------------------
                                         Gregory A. Pratt
                                         Chief Executive Officer and President